Exhibit 1.1

EXECUTION VERSION

BAKER HUGHES HOLDINGS LLC

BAKER HUGHES CO-OBLIGOR, INC.

$650,000,000 1.231% Senior Notes due 2023

$600,000,000 2.061% Senior Notes due 2026

UNDERWRITING AGREEMENT

December 6, 2021

December 6, 2021

MORGAN STANLEY & CO. LLC

J.P. MORGAN SECURITIES LLC

As Representatives of the several Underwriters

c/o Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Baker Hughes Holdings LLC (formerly known as Baker Hughes, a GE company, LLC), a Delaware limited liability company (“BHH LLC” or the “Company”), and Baker Hughes Co-Obligor, Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), propose to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule I of $650,000,000 aggregate principal amount of the Issuers’ 1.231% Senior Notes due 2023 (the “2023 Notes”) and the respective amounts set forth in such Schedule 1 of $600,000,000 aggregate principal amount of the Issuers’ 2.061% Senior Notes due 2026 (the “2026 Notes” and, together with the 2023 Notes, the “Notes”). Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.

The Notes will be issued pursuant to an indenture, dated as of October 28, 2008 (the “Original Indenture”), between the Company (as successor to Baker Hughes Incorporated, a Delaware corporation (“BHI”)) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a Second Supplemental Indenture, dated as of July 3, 2017, among the Company, the Co-Issuer and the Trustee (the “Second Supplemental Indenture” and the Original Indenture, as supplemented by the Second Supplemental Indenture, the “Base Indenture”) and as supplemented by the Sixth Supplemental Indenture to be dated as of the Closing Date (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to Blanket Letters of Representations (the “DTC Agreement”) between the Issuers and the Depositary.

On November 12, 2020, the Issuers filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (file nos. 333-250065 and 333-250065-01), as amended on December 4, 2020, which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Notes, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). All references in this Underwriting Agreement (this “Agreement”) to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 4:00 p.m. on December 6, 2021 (the “Initial Sale Time”). The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Issuers. Each of the Company and the Co-Issuer, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

(a) Registration Statement; Prospectuses; Free Writing Prospectuses.

(i) Each of the Company and the Co-Issuer meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has been filed with the Commission not earlier than three years prior to the date hereof and has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

(ii) (A) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (D) the Time of Sale Prospectus does not, and at the Initial Sale Time and at the Closing Date (as defined in Section 2(b)), the Time of Sale Prospectus, as then amended or supplemented by the Company or the Co-Issuer, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (E) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (F) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(a)(ii) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any of the Underwriters consists of the information described as such in Section 7(b) hereof.

(iii) Neither the Company or the Co-Issuer is an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company or the Co-Issuer is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company or the Co-Issuer has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company or the Co-Issuer complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company and the Co-Issuer have not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(b) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Co-Issuer.

(c) Authorization of the Indenture. The Base Indenture has been duly authorized, executed and delivered by the Company (and, in the case of the Second Supplemental Indenture, the Co-Issuer) and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of the Company and the Co-Issuer, as applicable, enforceable against the Company and the Co-Issuer, as applicable, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Sixth Supplemental Indenture has been duly authorized by the Company and the Co-Issuer and upon the execution and delivery by the Company and the Co-Issuer, and upon the due authorization, execution and delivery by the Trustee, the Indenture will constitute a valid and binding agreement of the Company and the Co-Issuer, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(d) Authorization of the Notes. The Notes to be purchased by the Underwriters from the Company and the Co-Issuer are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and the Co-Issuer, and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company and the Co-Issuer, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(e) Description of the Notes and the Indenture. The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(f) Accuracy of Statements in Offering Documents. The statements in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions (i) “Summary—Organizational Structure”, (ii) “Material U.S. Federal Income Tax Consequences”, (iii) “Indemnification of Directors and Officers”, (iv) “Description of Debt Securities” and “Description of the Notes” and (v) “Related Party Transactions” of the Company’s Form 10-K filed with the Commission on February 25, 2021, in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

(g) No Material Adverse Change. Except as otherwise disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus, (i) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) there has been no material adverse change, or any development that could reasonably be expected to (A) result in a material adverse change, in the condition, financial or otherwise, or in the earnings, management, business, properties, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or (B) impair, in any material respect, the ability of each of the Company and the Co-Issuer to perform its respective obligations under this Agreement, the Indenture or the Notes and to consummate the transactions contemplated hereby or thereby, by the Time of Sale Prospectus or by the Prospectus (any such change is called a “Company Material Adverse Change”). There are no Company Actions (as defined in Section 1(m)) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(h) Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the Company’s audited financial statements for the fiscal years ended December 31, 2018, December 31, 2019 and December 31, 2020 incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent public accountants with respect to the Company, as required by the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

(i) Preparation of the Financial Statements. The historical financial statements together with the related notes thereto incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(j) Formation and Good Standing of the Company and its Subsidiaries. The Company, the Co-Issuer and each of the Company’s significant subsidiaries (as defined in Rule 1-02(10) of Regulation S-X) (the “Company Significant Subsidiaries”) has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation and has corporate, limited liability company or limited partnership power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and, in the case of each of the Company and the Co-Issuer, to enter into and perform its obligations under this Agreement, the Indenture and the Notes. The Company, the Co-Issuer and each Company Significant Subsidiary is duly qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Change. All of the issued and outstanding shares of capital stock, limited liability company interests or partnership interests, as the case may be, of each Company Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(k) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock (including limited liability company interests) of the Company are as set forth or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Company, the Co-Issuer or any of the Company Significant Subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under its charter, by-laws, operating agreement or similar organizational documents, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Change. The Company’s and the Co-Issuer’s execution, delivery and performance of this Agreement and the Indenture, the issuance and sale of the Notes and compliance by the Company and the Co-Issuer with the terms thereof and the consummation of the transactions contemplated hereby, by the Indenture, by the Registration Statement, by the Time of Sale Prospectus and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter, by-laws, operating agreement or similar organizational documents of the Company or any of its subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Company Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, with respect to clauses (ii) and (iii) only, for such Defaults, Company Debt Repayment Triggering Events or violations that, individually or in the aggregate, could not reasonably be expected to result in a Company Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s or the Co-Issuer’s execution, delivery and performance of this Agreement or the Indenture or consummation of the transactions contemplated hereby or thereby, by the Time of Sale Prospectus or by the Prospectus, except (i) the registration of the Notes under the Securities Act, (ii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes and (iii) as have been obtained or made by the Company or the Co-Issuer and except where the failure to so obtain or make, individually or in the aggregate, could not reasonably be expected to result in a Company Material Adverse Change. As used herein, a “Company Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company or any of its subsidiaries, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(m) No Material Actions or Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters related to the Company or its subsidiaries, where any such action, suit or proceeding, if determined adversely, could, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement (any such action, suit or proceeding contemplated by the foregoing clauses (i), (ii) or (iii), a “Company Action”).

(n) Labor Matters. No material dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could, individually or in the aggregate, result in a Company Material Adverse Change.

(o) Intellectual Property Rights. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the Company’s knowledge, the Company or its subsidiaries own or possess a valid right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secret, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Company or its subsidiaries in, and material to, the conduct of the Company’s and its subsidiaries’ business as now conducted or as proposed in the Registration Statement, the Time of Sale Prospectus and the Prospectus to be conducted. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as could not, individually or in the aggregate result in a Company Material Adverse Change, there is no infringement by third parties of any of the Company’s Intellectual Property and there are no legal or governmental actions, suits, proceedings or claims pending or, to the Company’s knowledge, threatened, against the Company (i) challenging the Company’s rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company or (iii) alleging that the operation of the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party, and the Company is unaware of any facts which would form a reasonable basis for any such claim.

(p) All Necessary Permits, etc. The Company, the Co-Issuer and each Company Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and none of the Company, the Co-Issuer or any Company Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Company Material Adverse Change.

(q) Preliminary Prospectuses. Each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(r) Company and Co-Issuer Not an Investment Company. Each of the Company and the Co-Issuer has been advised of the Investment Company Act of 1940, as amended, including the rules and regulations of the Commission thereunder (the “Investment Company Act”). Neither the Company nor the Co-Issuer is, or after receipt of payment for the Notes and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus will be, required to register as an “investment company” within the meaning of the Investment Company Act.

(s) No Price Stabilization or Manipulation. None of the Co-Issuer, the Company or any of the Company’s subsidiaries or affiliates has taken nor will take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Co-Issuer to facilitate the sale or resale of the Notes.

(t) No Unlawful Contributions or Other Payments. (i) The Company, its subsidiaries and affiliates (other than General Electric Company (“GE”) and its subsidiaries), and, to the Company’s knowledge, GE and its subsidiaries, any director, officer, employee, agent or representative of the Company or of any of its subsidiaries or affiliates, have not taken and will not take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and affiliates (other than GE and its subsidiaries) and, to the Company’s knowledge, GE and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) none of the Company or any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(u) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(v) No Conflict with Sanctions.

(i) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions (unless authorized under a general or specific license and in compliance with all applicable laws); or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, unless authorized under a general or specific license and in compliance with all applicable laws.

(w) Compliance with Environmental Laws. Each of the Company and its subsidiaries (excluding non-controlled joint ventures) (i) is in compliance with any and all applicable foreign, federal, state and local laws, orders and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) and (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws and is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws or the failure to receive or comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Change. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or which could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Change.

(x) ERISA Compliance. The Company and its ERISA Affiliates (as defined below) are in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”). “ERISA Affiliate” means, with respect to any Person, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of which such Person is a member. Neither the Company nor any of its ERISA Affiliates has incurred any material liability under Title IV of ERISA. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service.

(y) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(z) Company’s Accounting System. The Company and its subsidiaries maintain effective “internal control over financial reporting,” as such term is defined in Rule 13a-15(f) under the Exchange Act.

(aa) Internal Controls and Procedures. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(bb) No Material Weakness in Internal Controls. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(dd) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ee) Margin Rules. Neither the issuance, sale and delivery of the Notes nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ff) The Co-Issuer. All of the issued and outstanding shares of capital stock of the Co-Issuer have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Co-Issuer has not conducted any business other than as considered by the Company to be reasonably necessary or desirable in connection with serving as co-issuer of the debt obligations of the Company.

(gg) Cyber Security; Data Protection. (i)(x) There has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, websites, applications, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”), (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data and (z) the Company’s or its subsidiaries’ IT Systems and Data operate and perform in all respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data used in connection with their business reasonably consistent with industry standards and practices; (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iv) the Company and its subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices, except as would not, in the case of clauses (i), (ii) and (iii) above, individually or in the aggregate, have a Company Material Adverse Effect.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

2. Purchase, Sale and Delivery of the Notes.

(a) The Notes. The Company and the Co-Issuer agree to issue and sell to the several Underwriters, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Co-Issuer (i) in the case of the 2023 Notes, the respective aggregate principal amount of the 2023 Notes set forth opposite their names on Schedule I at a purchase price of 99.750% of the principal amount thereof and (ii) in the case of the 2026 Notes, the respective aggregate principal amount of the 2026 Notes set forth opposite their names on Schedule I at a purchase price of 99.650% of the principal amount thereof, in each case, payable on the Closing Date.

(b) The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York time, on December 9, 2021, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).

(c) Public Offering of the Notes. The Representatives hereby advise the Company and the Co-Issuer that the Underwriters intend to offer for sale to the public, as described in the Time of Sale Prospectus and the Prospectus, their respective portions of the Notes as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d) Payment for the Notes. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e) Delivery of the Notes. The Company and the Co-Issuer shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters the Notes at the Closing Date through the facilities of the Depositary, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

3. Conditions. The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Co-Issuer set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time and as of the Closing Date as though then made, to the timely performance by each of the Company and the Co-Issuer of its covenants and other obligations hereunder, to the Registration Statement having become effective prior to the date hereof and to each of the following additional conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impractical or inadvisable to proceed with the offering or delivery of the Notes in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 3(a)(i) above and to the effect that the representations and warranties of each of the Company and the Co-Issuer contained in this Agreement are true and correct as of the Closing Date and that each of the Company and the Co-Issuer has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. Each officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, outside counsel for the Company, each dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(d) The Underwriters shall have received on the Closing Date an opinion of Lee Whitley, Vice President and Corporate Secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(e) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Cravath, Swaine & Moore LLP, counsel for the Underwriters, each dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

With respect to the negative assurance letters referenced in Section 3(c) and Section 3(e) above, Davis Polk & Wardwell LLP and Cravath, Swaine & Moore LLP, as applicable, may state that their opinions and beliefs in such letter are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. The opinion and negative assurance letter of Davis Polk & Wardwell LLP described in Section 3(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, from KPMG LLP, independent registered public accountants for the Company, one or more letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the audited and unaudited financial statements and certain financial information of the Company contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that each such letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes.

(h) The Underwriters shall have received such other documents as the Representatives may reasonably request with respect to the good standing of the Company and the Co-Issuer, the due authorization and issuance of the Notes and other matters related to the issuance of such Notes.

4. Covenants of the Company and the Co-Issuer. Each of the Company and the Co-Issuer covenants and agrees, jointly and severally, with each Underwriter as follows:

(a) To furnish to you, upon request and without charge, signed copies of the Registration Statement (excluding exhibits thereto and documents incorporated by reference therein) during the period mentioned in Section 4(e) or 4(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company or the Co-Issuer and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter, the Company or the Co-Issuer being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Notes, as in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which the Notes may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus and the Time of Sale Prospectus.

(i) The Company will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

(j) To advise you promptly, and confirm such advice in writing, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement and of any proceeding pending before or threatened by the Commission for such purpose pursuant to Section 8A under the Securities Act.

(k) To make generally available to each of the Company’s and the Co-Issuer’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l) The Company and the Co-Issuer will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.

(m) The Company and the Co-Issuer will prepare a final term sheet containing only a description of the Notes, in a form approved by the Underwriters and attached as Exhibit A hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is a free writing prospectus for purposes of this Agreement.

(n) During the period commencing on the date hereof and ending on the business day following the Closing Date, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or the Co-Issuer or securities exchangeable for or convertible into debt securities of the Company or the Co-Issuer (other than as contemplated by this Agreement with respect to the Notes).

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or the Co-Issuer of any one or more of the foregoing covenants or extend the time for their performance.

5. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) all expenses incident to the issuance and delivery of the Notes, (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes, (iii) the fees, disbursements and expenses of the Company’s and Co-Issuer’s counsel, the Company’s accountants in connection with the registration and delivery of the Notes under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company or the Co-Issuer and amendments and supplements to any of the foregoing, including all printing and engraving costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Notes by the Financial Industry Regulatory Authority in an amount not to exceed $15,000, (v) all costs and expenses incurred in connection with the preparation, printing, shipping and distribution of this Agreement, the Indenture, the DTC Agreement and the Notes, (vi) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 4(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum in an amount not to exceed $15,000, (vii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (viii) any fees payable in connection with the rating of the Notes with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Issuers in connection with approval of the Notes by the Depositary for “book-entry” transfer, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including the costs associated with the dissemination of any electronic road show, provided, however, that 50% of the cost of any aircraft chartered in connection with the road show shall be paid by the Underwriters and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section and Section 7 entitled “Indemnity and Contribution” and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel.

6. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

7. Indemnity and Contribution. (a) Each of the Company and the Co-Issuer, jointly and severally, agrees to indemnify and hold harmless (i) each Underwriter, (ii) the directors, officers, employees and agents of each Underwriter, (iii) each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (iv) each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act (collectively, the “Underwriter Indemnitees”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any of the Underwriters consists of the information described as such in Section 7(b) hereof. Each of the Company and the Co-Issuer agrees and confirms that references to “affiliates” of any Underwriter that appear in this Agreement shall, with respect to Morgan Stanley & Co. LLC, be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto. Each of the Company and the Co-Issuer hereby acknowledges that the only information furnished to the Company and the Co-Issuer by any Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto are the following statements set forth in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendment or supplement thereto: the first two sentences of the first paragraph under the caption “Underwriting—Discounts”, the third sentence of the first paragraph under the caption “Underwriting—New Issues of Notes” and the first and second paragraphs under the heading “Underwriting—Short Positions and Penalty Bids”.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iv) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter Indemnitees and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriter Indemnitees, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this Section 7(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (A) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statements to or any admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such Section, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Notes or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Co-Issuer on the one hand and the Underwriters on the other hand in connection with the offering and sale of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Issuers and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Notes. The relative fault of the Company and the Co-Issuer on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Co-Issuer, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company’s and the Co-Issuer’s obligations to contribute pursuant to this Section 7(d) are joint and several. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Notes they have purchased hereunder, and not joint.

(e) The Company, the Co-Issuer and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company and the Co-Issuer contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter Indemnitee, the Company, the Co-Issuer or any person controlling any of the Co-Issuer, the Company, its officers or directors and (iii) acceptance of and payment for any of the Notes.

8. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Notes set forth opposite their respective names on Schedule I bears to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Notes and the aggregate principal amount of such Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 5, 7, 15 and 16 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, to Registration Statement, the Prospectus or the Time of Sale Prospectus (or any amendment or supplement thereto) or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 9. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Co-Issuer to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Co-Issuer shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 10, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement between the Company and the Co-Issuer, on the one hand, and the Underwriters, on the other, with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering and the purchase and sale of the Notes.

(b) Each of the Company and the Co-Issuer acknowledges that in connection with the offering of the Notes: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Co-Issuer or any other person, (ii) the Underwriters owe the Company and the Co-Issuer only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Co-Issuer. Each of the Company and the Co-Issuer waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering and sale of the Notes.

12. Counterparts. This Agreement may be signed in two or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability to the fullest extent permitted by applicable law as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriter pursuant to Section 9 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 7, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

15. Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to its conflicts of laws principles.

16. Waiver of Jury Trial. THE UNDERWRITERS, ON THE ONE HAND, AND THE COMPANY AND THE CO-ISSUER (EACH ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY LAW, ON BEHALF OF ITS STOCKHOLDERS), ON THE OTHER HAND, WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. General Provisions. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

19. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives c/o Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, NY 10036; Attention: Investment Banking Division (fax: (212) 507-8999) and c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 270-1063); Attention: Investment Grade Syndicate Desk and, if to the Company, shall be delivered, mailed or sent to Baker Hughes Company, 17021 Aldine Westfield Road, Houston, Texas 77073, Attention: Chief Legal Officer.

20. Acknowledgement and Consent to Bail-in of UK and EEA Financial Institutions. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the Underwriters and the Issuers, the Issuers acknowledge and accept that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of each Underwriter to the Issuers under this Agreement, which (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of such BRRD Liability or outstanding amount due thereon;

(ii) the conversion of all, or a portion, of such BRRD Liability into shares, other securities or other obligations of each Underwriter or another person (and the issue to or conferral on the Issuers of such shares, securities or obligations);

(iii) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(iv) the cancellation of such BRRD Liability;

(b) the variation of any term of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For purposes of this Section 20, the following definitions apply:

“Bail-in Legislation” means in relation to the UK and a member state of the European Economic Area that has implemented, or that at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bain-in Legislation may be exercised.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to each Underwriter.

[Signature pages follow]

Very truly yours,

BAKER HUGHES HOLDINGS LLC

By:	/s/ Lee Whitley
Name: Lee Whitley
Title: Vice President and Corporate Secretary

[Signature Page to Underwriting Agreement]

BAKER HUGHES CO-OBLIGOR, INC.

By:	/s/ Lee Whitley
Name: Lee Whitley
Title: Vice President and Corporate Secretary

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

MORGAN STANLEY & CO. LLC

J.P. MORGAN SECURITIES LLC

Acting as Representatives of the

several Underwriters named in

the attached Schedule I.

Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Aggregate Principal Amount of 2023 Notes to be Purchased	Aggregate Principal Amount of 2026 Notes to be Purchased
Morgan Stanley & Co. LLC	$180,830,000	$166,920,000
J.P. Morgan Securities LLC	$166,920,000	$154,080,000
Barclays Capital Inc.	$27,950,000	$25,800,000
BofA Securities, Inc.	$27,950,000	$25,800,000
Citigroup Global Markets Inc.	$27,950,000	$25,800,000
Deutsche Bank Securities Inc.	$27,950,000	$25,800,000
HSBC Securities (USA) Inc.	$27,950,000	$25,800,000
UniCredit Capital Markets LLC	$27,950,000	$25,800,000
ANZ Securities, Inc.	$14,950,000	$13,800,000
BNP Paribas Securities Corp.	$14,950,000	$13,800,000
Intesa Sanpaolo S.p.A.	$14,950,000	$13,800,000
Loop Capital Markets LLC	$14,950,000	$13,800,000
MUFG Securities Americas Inc.	$14,950,000	$13,800,000
RBC Capital Markets, LLC	$14,950,000	$13,800,000
SG Americas Securities, LLC	$14,950,000	$13,800,000
SMBC Nikko Securities America, Inc.	$14,950,000	$13,800,000
Standard Chartered Bank	$14,950,000	$13,800,000

Total:	$650,000,000	$600,000,000

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SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued December 6, 2021.

2.	Pricing Term Sheet containing the terms of the Notes, substantially in the form of Exhibit A hereto.

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SCHEDULE III

Free Writing Prospectus

1. Pricing Term Sheet containing the terms of the Notes, substantially in the form of Exhibit A hereto.

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EXHIBIT A

Form of Pricing Term Sheet

Filed Pursuant to Rule 433

Registration Nos. 333-250065,

333-250065-01

December 6, 2021

Baker Hughes Holdings LLC

Baker Hughes Co-Obligor, Inc.

Pricing Term Sheet

$650,000,000 1.231% Senior Notes due 2023

$600,000,000 2.061% Senior Notes due 2026

The information in this term sheet supplements Baker Hughes Holdings LLC and Baker Hughes Co-Obligor, Inc.’s preliminary prospectus supplement dated December 6, 2021 (the “Preliminary Prospectus Supplement”), and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement.

Issuers:	Baker Hughes Holdings LLC Baker Hughes Co-Obligor, Inc.

Title of Securities:	1.231% Senior Notes due 2023 (the “2023 Notes”) 2.061% Senior Notes due 2026 (the “2026 Notes”)

Anticipated Ratings (Ratings Outlook) (S&P / Moody’s)*:	A- (Stable) / A3 (Stable)

Trade Date:	December 6, 2021

Settlement Date**:	December 9, 2021 (T+3)

Security Type:	SEC Registered

Maturity Date:	December 15, 2023 for the 2023 Notes December 15, 2026 for the 2026 Notes

Principal Amount:	$650,000,000 for the 2023 Notes $600,000,000 for the 2026 Notes

Coupon:	1.231% for the 2023 Notes 2.061% for the 2026 Notes

Interest Payment Dates:	Semi-annually on June 15 and December 15 of each year, beginning June 15, 2022

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Benchmark Treasury:	UST 0.500% due November 30, 2023 for the 2023 Notes UST 1.250% due November 30, 2026 for the 2026 Notes

Benchmark Treasury Yield:	0.631% for the 2023 Notes 1.211% for the 2026 Notes

Spread to Benchmark Treasury:	+ 60 bps for the 2023 Notes + 85 bps for the 2026 Notes

Yield to Maturity:	1.231% for the 2023 Notes 2.061% for the 2026 Notes

Public Offering Price:	100.000% of the principal amount for the 2023 Notes 100.000% of the principal amount for the 2026 Notes

Aggregate Net Proceeds before Expenses:	$1,246,275,000

2023 Notes Optional Redemption:	Redeemable at any time in an amount equal to the principal amount plus a make-whole premium, using a discount rate of T + 10 bps, plus accrued and unpaid interest.

2026 Notes Optional Redemption:

Redeemable at any time before November 15, 2026 (the date one month prior to the stated maturity of the 2026 Notes (the “Par Call Date”)) in an amount equal to the principal amount plus a make-whole premium, using a discount rate of T + 15 bps, plus accrued and unpaid interest.

Redeemable at any time on or after the Par Call Date in an amount equal to the principal amount of the notes to be redeemed plus accrued and unpaid interest.

CUSIP / ISIN:	2023 Notes: 05724B AB5 / US05724BAB53 2026 Notes: 05724B AD1 / US05724BAD10

Joint Book-Running Managers:

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Barclays Capital Inc.

BofA Securities, Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

UniCredit Capital Markets LLC

Co-Managers:

ANZ Securities, Inc.

BNP Paribas Securities Corp.

Intesa Sanpaolo S.p.A.

Loop Capital Markets LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

A-2

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**

The issuers expect that delivery of the notes will be made to investors on December 9, 2021, which will be the third business day following the date hereof (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the initial trade date of the notes will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their advisors.

The issuers have filed a registration statement (including a preliminary prospectus supplement and a prospectus) and a prospectus supplement with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering, the issuers’ prospectus in that registration statement and any other documents the issuers have filed with the SEC for more complete information about the issuers and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling (i) Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 or (ii) J.P. Morgan Securities LLC collect at 1-212-834-4533.

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